UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2019

CISION LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-38140	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 East Randolph Street, 7th Floor Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 639-5087

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.0001 per share	CISN	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 19, 2019, the Company held an extraordinary general meeting (the “special meeting”) of shareholders. Holders representing 117,279,201 ordinary shares of a total of 148,484,875 ordinary shares outstanding as of the record date were present at the special meeting in person or by proxy. Shareholders approved each proposal considered at the special meeting. Votes were cast as follows:

		For	Against	Abstain

1.	Special resolution to authorize the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement and plan of merger, including the merger.	115,139,901	2,020,366	118,934

2.	Ordinary resolution to approve, on a non-binding, advisory basis, the compensation to be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger.	114,249,070	2,615,854	414,277

3.	Ordinary resolution to authorize the adjournment of the special meeting as directed by the chairman, if determined necessary by the chairman in certain circumstances.	111,870,624	4,770,523	638,054

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2019

CISION LTD.

	By:	/s/ Jack Pearlstein
	Name:	Jack Pearlstein
	Title:	Chief Financial Officer